EXECUTIVE EMPLOYMENT AGREEMENT

This Executive Employment Agreement (the “Agreement”) is entered into by and between American Reprographics Company, a Delaware corporation (“ARC”) as the employer; and Jonathan Mather, a resident of California, an individual (“Executive”), as the employee, on November 29, 2006. ARC and Executive may be referred to collectively in this Agreement as the “Parties” and individually as a “Party.”

RECITALS

ARC has agreed to employ Executive and Executive has agreed to accept such employment, subject to the terms and conditions set forth herein.

Now, therefore, in consideration of the promises, covenants and agreements set forth in this Agreement, the Parties agree as follows:

1.    Position and Duties

(a)    ARC hereby employs Executive as its Chief Financial Officer (“CFO”), and Executive agrees to serve ARC in such capacity, commencing December 4, 2006, upon the terms and conditions set forth herein.

(b)    Executive shall report to ARC’s Chief Executive Officer (“CEO”). Executive’s primary responsibilities shall be to keep or cause to be kept the books of account of ARC in a thorough and proper manner and shall render statements of the financial affairs of ARC in such form and as often as reasonably required by the Board of Directors or ARC’s CEO, in accordance with US Generally Accepted Accounting Principles. Executive, in his capacity as CFO, subject to the order of the Board of Directors, shall have the custody of all funds and securities of ARC, and shall attest to financial statements, shall be responsible for ARC’s compliance with financial reporting and disclosure laws and rules, and shall perform other duties commonly incident to the office of CFO, and shall also perform such other duties and have such other powers, consistent with his position, as the Board of Directors or ARC’s CEO shall designate from time to time. Executive shall have the authority generally incident and necessary to perform such duties. Executive will be a member of the executive team, and Executive’s principal office shall be located at ARC’s Glendale, California headquarters or such other site (subject to Section 10(e)(vi) below) at which ARC maintains its headquarters during the term of this Agreement.

(c)    During the term of this Agreement, Executive will devote all of his employment time and attention to the affairs of ARC and use his best efforts to promote the business and interests of ARC. Executive owes a fiduciary duty of loyalty, fidelity and allegiance to act at all times in the best interests of ARC, and not to do any act which would injure the business, interests, or reputation of ARC or any of its subsidiaries or affiliates.

2.    Term

The term of this Agreement and of Executive’s employment hereunder shall commence on the Effective Date hereof and continue until the third (3rd) anniversary of the Effective Date unless otherwise terminated in accordance with the provisions hereof; provided, however, that this Agreement will automatically be extended on a year-to-year basis on the terms and conditions set forth herein, including the bonus provisions of Section 3(b), unless either party gives written notice to the other at least one hundred twenty (120) days prior to the expiration of the term of this Agreement, which includes any extensions, that this Agreement shall terminate at the end of such term, or extension thereof.

3.    Direct Compensation

In consideration of the services to be provided by Executive, Executive shall receive compensation, less all applicable taxes, social security payments and other items that ARC is required by law to withhold or deduct therefrom, as follows:

(a)    Base Salary. Executive’s annual Base Salary shall be $360,000, paid in installments in accordance with ARC’s customary payroll procedures.

(b)    Incentive Bonus. During the term of this Agreement, Executive shall be eligible to receive an annual Incentive Bonus (“Incentive Bonus”) in an amount equal to sixty percent (60%) of Executive’s Base Salary per year upon successful completion of all performance criteria to be established by ARC’s CEO in consultation with Executive. The Incentive Bonus shall be paid no later than sixty (60) days following the close of each fiscal year, in cash or ARC common stock, or partly in each, as elected by Executive at least twenty (20) days before the date such Incentive Bonus is paid. To the extent that such Incentive Bonus is paid in ARC common stock, such stock shall be valued using the average of the closing prices of ARC common stock on the New York Stock Exchange for the ten (10) trading days immediately preceding the date of issuance of ARC common stock in payment of the Incentive Bonus. Such shares will be issued forthwith after the approval of the calculation of the number of shares to be issued to Executive by the Compensation Committee of the Board of Directors at its first meeting following the valuation date, but in no event will such shares be issued later than two and one-half (2 ½) months after the close of such fiscal year; provided, however, that as a condition to receiving ARC common stock Executive must deposit with ARC on the date of issuance cash in the amount, if any, by which the total of employee withholding taxes required to be withheld with respect to the entire Incentive Bonus exceeds the cash portion of the Incentive Bonus available for withholding. To be eligible to receive a bonus, Executive must have been employed by ARC during the entire fiscal year to which such Incentive Bonus relates. Subject to the foregoing, and to possible repayment if the Incentive Bonus is, in fact, not earned, or if Executive’s employment terminates prior to the end of a fiscal year, the parties will make a reasonable estimate of the probable amount of the Incentive Bonus to be earned for a particular year on or about August 1 of each such fiscal year, and forty percent (40%) of the amount of such estimate shall be paid to Executive on or about August 15 of such fiscal year. A final reconciliation of the actual amount of Executive’s Incentive Bonus against the amount paid in August of such fiscal year shall be made at the time that the Incentive Bonus, if any, is due, as above provided, and at that time ARC shall pay the remaining amount due, or Executive shall refund the excess previously paid, as the case may be.

(c)    Additional Bonuses. ARC may from time to time, in its absolute discretion, establish additional bonus programs for Executive.

4.    General Benefits

During the term of this Agreement, Executive shall be entitled to other benefits provided by ARC to its senior executives from time to time on a no less favorable basis than such other senior executives (other than the CEO and President), including but not limited to, 401(k) and other retirement plans, deferred compensation, paid holidays, sick leave and other similar benefits. Executive shall be entitled to four (4) weeks paid vacation each calendar year accrued and vested in accordance with ARC’s vacation policy applicable to senior management.

5.    Stock Plans

Executive shall be granted an option to purchase 150,000 shares of ARC’s common stock, subject to the terms and conditions of ARC’s customary form of Stock Option Agreement to be executed by Executive and ARC, except that the option shall not immediately terminate if Executive is terminated for “Cause” as such term is defined in ARC’s 2005 Stock Plan (the “Stock Option Agreement”), which option shall vest over a four (4) year period, with twenty-five (25%) percent of the option vesting on the first anniversary of Executive’s employment commencement date and one-forty-eighth (1/48th) of the option vesting monthly for three (3) years thereafter, at an exercise price equal to the closing price of ARC’s common stock on the date Executive commences his employment hereunder. In the sole discretion of the Board of Directors of ARC, Executive shall be eligible to participate in additional stock option, stock purchase, stock bonus and similar plans of ARC (“Stock Plans”) established from time to time by ARC.

6.    Group Insurance or Benefit Plans

During the term of this Agreement, Executive shall be automatically covered by ARC group insurance programs (including any self-insured programs sponsored by ARC), including medical, dental, vision, disability, and life, if any, on a no less favorable basis than applies to other senior executives (other than the CEO and President). Executive’s spouse and children who are eligible for coverage may join the insurance programs, subject to ARC’s policies and applicable laws. The premiums for all insurance programs for Executive and Executive’s spouse and eligible children shall be paid by ARC.

7.    Reimbursement of Business Related Expenses

Executive shall be entitled to receive prompt reimbursement for reasonable expenses incurred by him in performing services hereunder during the term of this Agreement in accordance with the policies and procedures then in effect and established by ARC for its employees. Executive shall also be entitled to reimbursement of Executive membership dues and related ongoing costs of appropriate professional organizations which are approved by ARC’s Chief Executive Officer. Executive shall also receive reimbursement for up to $5,000 in attorney’s fees for reviewing and negotiating this Agreement and related documentation.

8.    Obligations and Restrictive Covenants

(a)    Obligations. During the term of this Agreement, Executive shall not engage in any other employment, occupation or consulting activity for any direct or indirect remuneration. This obligation shall not preclude Executive from: (i) serving in any volunteer capacity with any professional, community, industry, civic, educational or charitable organization; (ii) serving as a member of corporate boards of directors, provided that ARC’s CEO has given written consent, and these activities or services do not materially interfere or conflict with Executive’s responsibilities or ability to perform his duties under this Agreement; or (iii) engaging in personal investment activities for himself and his family which do not interfere with the performance of his duties and obligations hereunder.

(b)    Non-Competition; Non-Solicitation. The Parties hereto recognize that Executive’s services are unique and the restrictive covenants set forth in this Section 8 are essential to protect the business (including trade secret and other confidential information disclosed by ARC to, learned by, or developed by, Executive during the course of employment by ARC) and the goodwill of ARC. For purposes of this Section 8, all references to “ARC” shall include ARC’s predecessors, subsidiaries and affiliates. As part of the consideration for the compensation and benefits to be paid to Executive hereunder, during the term of this Agreement Executive shall not:

(i)    Engage in any business similar or related to or competitive with the business conducted by ARC described from time to time in ARC’s Annual Report on Form 10-K to its shareholders and Board of Directors (the “Core Business of ARC”);

(ii)    Render advice or services to, or otherwise assist, any other person, association, corporation, or other entity that is engaged, directly or indirectly, in any business similar or related to, or competitive with, the Core Business of ARC;

(iii)    Transact any business in any manner with or pertaining to suppliers or customers of ARC which, in any manner, would have, or is likely to have, an adverse effect upon the Core Business of ARC; or

(iv)    Induce any employee of ARC to terminate his or her employment with ARC, or hire or assist in the hiring of any such employee by any person or entity not affiliated with ARC.

For purposes of this Agreement, “affiliate” shall mean any entity which owns or controls, is owned or controlled by, or is under common ownership or control, with ARC.

9.    Confidentiality

Executive acknowledges that it is the policy of ARC to maintain as secret and confidential all valuable and unique information heretofore or hereafter acquired, developed or used by ARC relating to the business, operations, employees and customers of ARC, which information gives ARC a competitive advantage in the industry, and which information includes technical knowledge, know-how or trade secrets and information concerning operations, sales, personnel, suppliers, customers, costs, profits, markets, pricing policies, and other confidential information and materials (the “Confidential Information”).

(a)    Non-Disclosure. Executive recognizes that the services to be performed by Executive are special and unique, and that by reason of his duties he will be given, acquire or learn Confidential Information. Executive recognizes that all such Confidential Information is the sole and exclusive property of ARC. Executive shall not, either during or after his employment by ARC, disclose the Confidential Information to anyone outside ARC or use the Confidential Information for any purpose whatsoever, other than for the performance of his duties hereunder, except as authorized by ARC in connection with performance of such duties.

(b)    Return of Confidential Information. Executive shall deliver promptly upon termination of employment with ARC, or at any time requested by ARC, all memos, notes, records, reports, manuals, drawings, and any other documents, whether in electronic form or otherwise, containing any Confidential Information, including without limitation all copies of such materials in any format which Executive may then possess or have under his control.

(c)    Ownership of Inventions; Assignment of Rights. Executive agrees that all information, inventions, intellectual property, trade secrets, copyrights, trademarks, content, know-how, documents, reports, plans, proposals, marketing and sales plans, client lists, client files and materials made by him or by ARC (the “Work Product”) are the property of ARC and shall not be used by him in any way adverse to the interests of ARC. Executive assigns to ARC any and all rights of every nature which Executive may have in any such Work Product; provided, however, that such assignment does not apply to any right which qualifies fully under California Labor Code Section 2870. This section shall survive any termination of this Agreement and the employment relationship between Executive and ARC. Executive shall not deliver, reproduce or in any way allow such documents or things to be delivered or used by any third party without specific direction or consent of the Board of Directors. Likewise, Executive shall not disclose to ARC, use in ARC’s business, or cause ARC to use, any information or material that is a trade secret of others.

(d)    Predecessors, Subsidiaries and Affiliates. For purposes of this Section 9, references to ARC include its predecessors, subsidiaries and affiliates.

10.    Termination

Notwithstanding any other term or provision contained in this Agreement, this Agreement and the employment hereunder will terminate prior to the expiration of the term of this Agreement under the following circumstances:

(a)    Death. Upon Executive’s death.

(b)    Disability. Upon Executive becoming “Permanently Disabled”, which, for purposes of this Agreement, shall mean Executive’s incapacity due to physical or mental illness or cause, which, in the written opinion of Executive’s regular licensed physician, results in the Executive being unable to perform his duties on a full-time basis for six (6) months during a period of twelve (12) months.

(c)    Termination by ARC for Cause. Upon written notice to Executive, ARC may terminate this Agreement for “Cause,” which, for purposes of this Agreement, shall mean termination by ARC in its reasonable discretion because of Executive’s:

(i)    willful refusal without proper cause to perform (other than by reason of physical or mental disability or death) the duties set forth in this Agreement or delegated from time to time in writing by the Board of Directors or ARC’s CEO that are lawful and consistent with this Agreement, which remains uncorrected for thirty (30) days following written notice to Executive by ARC’s CEO specifying the duties willfully refused by Executive; or

(ii)    gross negligence, self dealing intended to result in Executive’s personal enrichment or willful misconduct of Executive in connection with the performance of his duties hereunder, including, without limitation, misappropriation of funds or property of ARC or its affiliates, securing or attempting to secure personally any profit in connection with any transaction entered into on behalf of ARC or its affiliates, or any willfully improper act or gross negligence having the effect of injuring the reputation, business or business relationships of ARC or its affiliates; or

(iii)    fraud, dishonesty or misappropriation of ARC business and assets, in each case intended to result in Executive’s personal enrichment; or

(iv)    habitual insobriety at the workplace or use of illegal drugs; or

(v)    conviction of any felony or entry into any felony guilty plea (in either case, other than traffic-related offenses not involving personal injury) that negatively reflects on Executive’s fitness to perform the duties or harms the reputation or business or ARC or its affiliates; or

(vi)    any material breach of any covenants under this Agreement or other material written policy of ARC that has previously been provided to Executive, other than under clauses (i) through (vii) of this Section 10(c), which remains uncorrected for thirty (30) days following written notice to Executive by ARC’s CEO specifying the grounds for the purported material breach.

(d)    Termination by ARC without Cause. Upon written notice to Executive, ARC may terminate this Agreement at any time without any Cause or reason whatsoever.

(e)    Termination by Executive with Good Reason. Upon written notice to ARC of any of the following “Good Reasons,” and the failure of ARC to correct the reduction, change or breach within thirty (30) days after receipt of such notice, Executive may terminate this Agreement after the occurrence of:

(i)    a material change by ARC or its successor in the nature of Executive’s title, duties, authorities or responsibilities set forth in this Agreement without Executive’s express consent; or

(ii)    a reduction in Executive’s compensation as established under this Agreement, other than as expressly permitted in this Agreement, without Executive’s express consent; or

(iii)    a change in the officers (other than a change in the persons who occupy such positions) to whom Executive reports without Executive’s express consent; or

(iv)    a material breach by ARC or its successor of any material sections of this Agreement, other than as set forth in clauses (i) through (iii) of this Section 10(e); or

(v)    a Change of Control, as defined in Section 10(g), as a result of which Executive is not offered the position of Chief Financial Officer of the acquirer, or is offered such position but within twelve (12) months after Executive accepts such position, Executive’s employment is terminated either without Cause or for a Good Reason; or

(vi)    relocation of Executive’s principal office with ARC or its successor or acquirer to a site greater than fifty (50) miles from Glendale, California.

(f)    Termination by Executive without Good Reason. Upon thirty (30) days prior written notice to ARC, Executive may terminate this Agreement and resign from Executive’s employment hereunder without any Good Reason.

(g)    Change of Control.

(i)    For purposes of this Agreement, “Change of Control” shall mean:

(A)    ARC merges or consolidates with any other corporation (other than one of ARC’s affiliates), as a result of which ARC is not the surviving company, or the shares of ARC voting stock outstanding immediately after such transaction do not constitute, become exchanged for or converted into, more than fifty percent (50%) of the Voting Shares of the merged or consolidated company (as defined below);

(B)    In one (1) or a series of related transactions, ARC sells or otherwise transfers or disposes of all or substantially all of its assets;

(C)    Any third person or entity shall become the Beneficial Owner, as defined by Rule 13(d)-3 under the Securities Exchange Act of 1934, in one (1) transaction or a series of related transactions, of at least fifty percent (50%) of the Voting Shares of ARC’s then outstanding voting securities.

(ii)    For purposes of this Agreement, “Voting Shares” shall mean the combined voting securities entitled to vote in the election of directors of a corporation, including ARC, or the merged, consolidated or surviving company, if other than ARC.

(h)    Expiration. For purposes of this Agreement, the expiration of this Agreement at the end of its term, including any extensions, does not constitute a termination, unless ARC delivers notice of non-renewal to Executive pursuant to Section 2.

11.    Severance Benefits

(a)    Basic Benefits. Upon expiration or termination of this Agreement for any reason, and subject to the provisions of Section 11(e), Executive will be entitled to: (i) payment for all Base Salary and unused vacation accrued and prorated, but unpaid, provided that such payment will be made to Executive no later than thirty (30) days after the effective date of termination, (ii) payment, when due, of any earned but unpaid Incentive Bonus for the preceding fiscal year, (iii) any unreimbursed business expenses authorized by this Agreement, provided that such reimbursement will be paid to Executive no later than thirty (30) days after the effective date of termination, (iv) continuation of any benefits under Section 6 as required by applicable law (e.g., COBRA), and (v) such rights as then exist with respect to then vested stock options, restricted stock or other rights under similar plans.

(b)    Termination by ARC for Cause or by Executive without Good Reason. If this Agreement and Executive’s employment hereunder is terminated by ARC for Cause pursuant to Section 10(c), or by Executive without Good Reason pursuant to Section 10(f), Executive shall not be entitled to any additional payments or benefits hereunder.

(c)    Termination by ARC without Cause; Termination by Executive with Good Reason. If this Agreement and Executive’s employment hereunder is terminated by ARC without Cause pursuant to Section 10(d), ARC notifies Executive of non-renewal of this Agreement pursuant to Section 2, or this Agreement is terminated by Executive for Good Reason as defined in Section 10(e), subject to Executive’s compliance with the provisions of Section 14 below, Executive shall receive the following additional payments or benefits:

(i)    Executive’s Base Salary for nine (9) months following the effective date of such termination, paid as and when due as if this Agreement had not been terminated;

(ii)    Continuation of coverage and premium payments by ARC under ARC’s group insurance programs for Executive and his eligible family members under Section 6 for the period during which Base Salary is paid under Section 11(c)(i) above;

(iii)    In the event such termination occurs less than twelve (12) months following Executive’s commencement of employment hereunder, all unvested stock options, restricted stock or similar rights granted to Executive that would have vested as of the first anniversary of Executive’s employment shall accelerate and become vested, and shall be exercisable in accordance with the post-termination provisions of the Stock Option Agreement, immediately as of the effective date of termination;

(iv)    In the event such termination occurs more than twelve (12) months following Executive’s commencement of employment hereunder, all unvested stock options, restricted stock or similar rights granted to Executive shall accelerate and become vested, and shall be exercisable in accordance with the post-termination provisions of the Stock Option Agreement, immediately as of the effective date of termination;

(v)    A pro-rated Incentive Bonus, in an amount equal to 100% of the annual Incentive Bonus for the fiscal year in which Executive’s employment is terminated multiplied by a fraction, the numerator of which is the number of days in the ARC fiscal year Executive worked for ARC, and the denominator of which is three hundred and sixty-five, paid within thirty (30) days of such termination.

(d)    Termination because of Death or Disability of Executive. If this Agreement and Executive’s employment hereunder is terminated under Sections 10(a) or (b) by reason of Executive’s death or by reason of being Permanently Disabled, Executive or his family shall be entitled to continuation of coverage and premium payments by ARC under ARC’s group insurance programs for Executive and his eligible family members under Section 6 for a period of twelve (12) months after the termination of employment.

(e)    Parachute Payments. In the event that the severance, acceleration of stock options and other benefits provided for in this Agreement or otherwise payable to Executive (i) constitute "parachute payments" within the meaning of Section 280G (as it may be amended or replaced) of the Internal Revenue Code of 1986, as amended or replaced (the “Code”), and (ii) but for this Section 11(e), would be subject to the excise tax imposed by Section 4999 (as it may be amended or replaced) of the Code (the "Excise Tax"), then Executive's benefits hereunder shall be either:

(i)    provided to Executive in full; or

(ii)    provided to Executive only as to such lesser extent which would result in no portion of such benefits being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in the receipt by Executive on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be taxable under the Excise Tax. Unless ARC and Executive otherwise agree in writing, any determination required under this Section 11(e) shall be made in writing in good faith by ARC’s independent public accountants (the "Accountants"). In the event of a reduction in benefits hereunder, Executive shall be given the choice of which benefits to reduce. For purposes of making the calculations required by this Section 11(e), the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of the Code. ARC and Executive shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section 11(e). ARC shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section 11(e).

(f)    409A Compliance.

(i)    Six (6) Month Delay Rule. Except as provided in paragraph (ii) below, in the event that Executive is a “specified employee” (as defined in Section 409A(a)(2)(B)(i) of the Code and regulations thereunder) at the time of the termination of his employment with ARC, payment of all amounts subject to Section 409A of the Code that would otherwise be made under Section 11 of this Agreement, including any installments, may not be paid before a date that is six (6) months and two (2) days after the date of termination of employment (including death). Such amounts that otherwise would have been paid during such six (6) month period will be paid as of the date that is six (6) months and two (2) says after the date of employment termination.

(ii)    Exception. In the event that payment of amounts under Section 11 of this Agreement at the time(s) of payment specified under its terms (without regard to this Section 11(f)) does not cause any amount of the payment to fail to comply with the provisions of Section 409A, and does not result in any excise tax or additional tax penalty under Section 409A, then the six (6) month delay rule of paragraph (i) above will not apply and payment of such amounts will be made at the time(s) specified under the applicable terms of Section 11 of this Agreement without regard to this Section 11(f).

(iii)    General Compliance. During the term of this Agreement, ARC and Executive agree to modify and administer this Agreement to the extent possible to comply with Section 409A and to avoid incurring any excise and other additional tax liability that might be imposed on Executive or ARC.

12.    Arbitration and Equitable Relief

(a)    Arbitration. In consideration of Executive’s employment with ARC, its promise to arbitrate all employment-related disputes, and Executive’s receipt of the compensation paid to Executive by ARC, at present and in the future, Executive agrees that any and all controversies, claims, or disputes with anyone (including ARC and any employee, officer, director, shareholder or benefit plan of ARC in their capacity as such or otherwise) arising out of, relating to, or resulting from Executive’s employment with ARC or the termination of that employment with ARC, including any provision of this Agreement, shall be subject to binding arbitration under the arbitration rules set forth in the California Code of Civil Procedure Sections 1280 through 1294.2, including section 1283.05 collectively (the “Rules”) and pursuant to California law. Disputes which Executive agrees to arbitrate, and hereby agrees to waive any right to a trial by jury, include without limitation, any common law claims, statutory claims under Title VII of the Civil Rights Act of 1964, the Americans With Disabilities Act of 1990, the Age Discrimination In Employment Act of 1967, the Older Workers Benefit Protection Act, the California Fair Employment And Housing Act, the California Labor Code (except for workers compensation or unemployment insurance claims), or ERISA, claims of harassment, discrimination or wrongful termination and any other statutory claims under state or federal law.

(b)    Procedure. Any arbitration will be administered by JAMS and a neutral arbitrator will be selected in a manner consistent with its rules for the resolution of employment disputes. The arbitrator shall have the power to decide any motions brought by any party to the arbitration, including motions for summary judgment and/or adjudication and motions to dismiss and demurrers, prior to any arbitration hearing. The arbitrator shall have the power to award any remedies, including attorneys’ fees and costs, available under applicable law. ARC will pay for any administrative or hearing fees charged by the arbitrator or JAMS except that Executive shall pay the first $200.00 of any filing fees associated with any arbitration Executive initiates. The arbitrator shall administer and conduct any arbitration in a manner consistent with the Rules. To the extent that the JAMS rules for the resolution of employment disputes conflict with the Rules, the Rules shall take precedence. The decision of the arbitrator shall be in writing.

(c)    Remedy. Except as provided by the Rules and this Agreement, arbitration shall be the sole, exclusive and final remedy for any dispute between ARC and Executive. Accordingly, except as provided for by the Rules and this Agreement, neither ARC nor Executive will be permitted to pursue court action regarding claims that are subject to arbitration. The arbitrator will not have the authority to disregard or refuse to enforce any lawful ARC policy, and the arbitrator shall not order or require ARC to adopt a policy not otherwise required by law which ARC has not adopted.

(d)    Availability of Injunctive Relief. In addition to the right under the Rules to petition the court for provisional relief, ARC may also petition the court for injunctive relief, notwithstanding any provision in this Agreement requiring arbitration, where ARC alleges or claims a violation of this Agreement, or any separate agreement between Executive and ARC regarding trade secrets, confidential information or non-solicitation, or California Labor Code Section 2870. No bond shall be required of ARC. Executive understands and agrees that any breach or threatened breach of this Agreement or of any such separate agreement will cause irreparable injury to ARC or its affiliates and that money damages will not provide an adequate remedy therefore, and Executive hereby consents to the issuance of an injunction. In the event either Party seeks injunctive relief, the prevailing Party shall be entitled to recover reasonable costs and attorneys’ fees related thereto.

(e)    Administrative Relief. This Agreement does not prohibit Executive from pursuing an administrative claim with a local, state or federal administrative body such as the Department of Fair Employment and Housing, the Equal Employment Opportunity Commission or the Workers’ Compensation Board. This Agreement does, however, preclude Executive from pursuing court action regarding any such claim.

(f)    Voluntary Nature of Agreement. Executive acknowledges and agrees that he is executing this Agreement voluntarily and without any duress or undue influence by ARC or anyone else. Executive further acknowledges and agrees that he has carefully read this Agreement, that he has asked any questions needed for him to understand the terms, consequences and binding effect of this Agreement, and that he fully understands this Agreement, including that he is waiving his right to a jury trial. Finally, Executive acknowledges that he has been provided an opportunity to seek the advice of an attorney of his choice before signing this Agreement.

13.    Governing Law

This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of California without regard to California conflict of laws principles.

14.    Release

In exchange for the benefits and other consideration under this Agreement to which Executive would not otherwise be entitled, Executive shall enter into and execute a release substantially in the form attached hereto as Exhibit A (the "Release") upon his termination of employment. Unless the Release is executed by Executive and delivered to ARC within thirty (30) days after the termination of Executive's employment with ARC, Executive shall receive only the basic severance benefits provided under Section 11(a) of this Agreement and no additional benefits under Section 11.

15.    Notices

Any notices or other communications desired or required under this Agreement shall be in writing, signed by the Party making the same, and shall be deemed delivered when personally delivered or on the second business day after the same is sent by certified or registered mail, postage prepaid, addressed as follows (or to such other address as may be designated by like written notice):

If to Executive:	At the last residential address known by ARC

If to ARC:	American Reprographics Company 700 North Central Avenue, Suite 550 Glendale, CA 91203 Attn.: Chief Executive Officer

16.    Severability

In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

17.    Assignment

Except as otherwise specifically provided herein, neither Party shall assign this Agreement or any rights hereunder without the consent of the other Party, and any attempted or purported assignment without such consent shall be void; provided that Executive’s consent under this Agreement shall not be required hereby for any of the transactions involving a Change of Control. This Agreement shall otherwise bind and inure to the benefit of the Parties hereto and their respective successors, assigns, heirs, legatees, devisees, executors, administrators and legal representatives.

18.    Entire Agreement

This Agreement, the Stock Option Agreement and the indemnification agreement entered into by and between Executive and ARC contain the entire agreement of the Parties and supersedes all prior or contemporaneous negotiations, correspondence, understandings and agreements between the Parties regarding the subject matter of this Agreement. Any prior employment agreement, bonus agreement or other compensation agreement between Executive and ARC or any predecessor, or affiliate of ARC, is hereby terminated on and as of the Effective Date. This Agreement may not be amended or modified except in writing signed by both Parties.

19.    Waiver

If either Party waives any breach of any provisions of this Agreement, he or it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

20.    Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first hereinabove set forth.

AMERICAN REPROGRAPHICS COMPANY, a Delaware corporation		EXECUTIVE

By:	/s/ Sathiyamurthy Chandramohan	By:	/s/ Jonathan Mather
	Sathiyamurthy Chandramohan		Jonathan Mather
Title:	CEO

EXHIBIT A

RELEASE AGREEMENT

I understand that my position with American Reprographics Company (“ARC”) terminated effective _______________ (the “Separation Date”). ARC has agreed that if I choose to sign this Agreement, ARC will pay me severance benefits (minus the standard withholdings and deductions) pursuant to the terms of the Executive Employment Agreement entered into on November __, 2006 between myself and ARC (the “Severance Benefits”). I understand that I am not entitled to the Severance Benefits unless I sign this Agreement. I understand that in addition to the Severance Benefits, ARC will pay me all of my accrued salary and vacation, to which I am entitled by law.

In consideration for the Severance Benefits I am receiving under this Agreement, I agree not to use or disclose any of ARC's proprietary information without written authorization from ARC, to immediately return all Company property and documents (including all embodiments of proprietary information) and all copies thereof in my possession or control, and to release ARC and its officers, directors, agents, attorneys, employees, shareholders, and affiliates from any and all claims, debts, liabilities, demands, causes of action, attorneys' fees, damages, or obligations of every kind and nature, whether they are known or unknown, arising at any time prior to the date I sign this Agreement. This general release includes, but is not limited to: all federal and state statutory and common law claims, claims related to my employment or the termination of my employment or related to breach of contract, tort, wrongful termination, discrimination, wages or benefits, or claims for any form of compensation. This release is not intended to release any claims I have or may have against any of the released parties for (a) indemnification as a director, officer, agent or employee under applicable law, charter document or agreement, (b) Severance Benefits and other termination benefits under my employment agreement and any related written documents, (c) health or other insurance benefits based on claims already submitted or which are covered claims properly submitted in the future, (d) vested rights under pension, retirement or other benefit plans, or (e) in respect of events, acts or omissions occurring after the date of this Release Agreement.

In releasing claims unknown to me at present, I am waiving all rights and benefits under Section 1542 of the California Civil Code, and any law or legal principle of similar effect in any jurisdiction:

"A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the federal Age Discrimination in Employment Act of 1967, as amended ("ADEA"). I also acknowledge that the consideration given for the waiver in the above paragraph is in addition to anything of value to which I was already entitled. I have been advised by this writing, as required by the ADEA that: (a) my waiver and release do not apply to any claims that may arise after my signing of this Agreement; (b) I should consult with an attorney prior to executing this release; (c) I have twenty-one (21) days within which to consider this release (although I may choose to voluntarily execute this release earlier); (d) I have seven (7) days following the execution of this release to revoke the Agreement; (e) this Agreement will not be effective until the eighth (8th) day after this Agreement has been signed both by me and by ARC; and I will not be paid any of the Severance Benefits until this Agreement has become effective.

This Agreement constitutes the complete, final and exclusive embodiment of the entire agreement between ARC and me with regard to the subject matter hereof I am not relying on any promise or representation by ARC that is not expressly stated herein. This Agreement may only be modified by a writing signed by both me and a duly authorized officer of ARC. I accept and agree to the terms and conditions stated above:

AMERICAN REPROGRAPHICS COMPANY, a Delaware corporation	EXECUTIVE

By:	By:
Jonathan Mather
Title: